Trane Technologies Reports Second-Quarter 2020 Results

Highlights (second quarter 2020 versus second quarter 2019, unless otherwise noted):

●	Reported bookings of $3.3 billion, reported and organic bookings* down 7 percent

●	Reported revenues of $3.1 billion, reported and organic revenues* down 13 percent

●	GAAP continuing EPS of $1.14; adjusted continuing EPS* of $1.27

●	Bookings, revenues, EPS heavily impacted by continued impacts from COVID-19 pandemic

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, July 29, 2020 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $1.14 for the second quarter of 2020. Adjusted continuing EPS was $1.27, which excludes $46.2 million primarily related to planned restructuring and transformation costs.

Second-Quarter 2020 Results

Financial Comparisons - Second-Quarter Continuing Operations

$, millions except EPS	Q2 2020	Q2 2019**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,269	$3,533	(7)%	(7)%
Net Revenues	$3,139	$3,618	(13)%	(13)%
GAAP Operating Income	$424	$567	(25)%
GAAP Operating Margin	13.5%	15.7%	(220 bps)
Adjusted Operating Income*	$471	$580	(19)%
Adjusted Operating Margin*	15.0%	16.0%	(100 bps)
Adjusted EBITDA*	$544	$655	(17)%
Adjusted EBITDA Margin*	17.3%	18.1%	(80 bps)
GAAP Continuing EPS	$1.14	$1.67	(32)%
Adjusted Continuing EPS	$1.27	$1.72	(26)%
Restructuring and Transformation Costs	($47.1)	($13.3)	($33.8)
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.

“The COVID-19 pandemic continues to present the world with complex challenges and great uncertainty as we move through 2020," said Mike Lamach, chairman and chief executive officer. "We remain true to our strategy - maintaining world-class safety for our employees, acting with uncompromising ethics and integrity, and doubling down on our commitments to support our communities and build a more sustainable world. These are the fundamental building blocks that drive differentiated financial performance for us, now and into the future.

Our experienced leadership team is strategically and decisively executing our recession playbook through this crisis, with agility and care for our people and customers and with a focus on emerging an even stronger pure play climate control company. Despite continued challenging end markets, strong

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execution by our global teams in the second quarter enabled us to continue our stranded cost reduction and transformation-related margin improvement programs while maintaining high levels of business reinvestment for the future. At the same time, we outperformed our end market conditions and effectively managed deleverage within our gross margin target levels.”

Lamach continued, “We continue to serve customer needs with the latest technologies for indoor air quality, energy management and precision temperature control for safe movement of food, medicines and vaccines. Looking forward, we remain in an exceptionally strong financial position, which enables us to continue to play offense through the downturn by investing heavily in our people and in accretive investment opportunities. This will further strengthen Trane Technologies and our ability to compete, to win and to thrive both today and as business conditions improve and new market opportunities arise.”

Highlights from the Second Quarter of 2020 (all comparisons against the second quarter of 2019 unless otherwise noted)

•	The continuing effects of the COVID-19 pandemic impacted global bookings and revenue growth in the quarter.

•	Enterprise reported and organic bookings were both down 7 percent.

•	Enterprise reported and organic revenues were both down 13 percent.

•
GAAP operating margin was down 220 basis points, adjusted operating margin was down 100 basis points, and adjusted EBITDA margin was down 80 basis points. Enterprise deleverage was approximately 23 percent.

Second-Quarter Business Review (all comparisons against the second quarter of 2019 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q2 2020	Q2 2019	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$2,559	$2,701	(5)%	(5)%
Net Revenues	$2,456	$2,834	(13)%	(13)%
GAAP Operating Income	$413.3	$503.8	(18)%
GAAP Operating Margin	16.8%	17.8%	(100 bps)
Adjusted Operating Income	$419.1	$513.3	(18)%
Adjusted Operating Margin	17.1%	18.1%	(100 bps)
Adjusted EBITDA	$470.5	$560.6	(16)%
Adjusted EBITDA Margin	19.2%	19.8%	(60 bps)

•	Americas was heavily impacted by the COVID-19 pandemic in the second quarter.

•	Americas reported and organic bookings were both down 5 percent.

•
Reported and organic revenues were both down 13 percent. Commercial HVAC organic revenues were down mid-single digits. Residential HVAC distributor sell-through was down mid-single digits. Transport revenues were down more than 40 percent.

•	Despite COVID-19 pandemic-related building closures and reduced building occupancy, service revenues declined at a slower pace than equipment.

•
GAAP operating margin declined 100 basis points, adjusted operating margin declined 100 basis points and adjusted EBITDA margin declined 60 basis points. Strong execution and productivity partially offset

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COVID-19 pandemic-related inefficiencies to deleverage within gross margins on lower revenues and mix shift from Transport to Commercial.

Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q2 2020	Q2 2019	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$377	$483	(22)%	(20)%
Net Revenues	$373	$449	(17)%	(15)%
GAAP Operating Income	$42.4	$62.3	(32)%
GAAP Operating Margin	11.4%	13.9%	(250 bps)
Adjusted Operating Income	$48.3	$64.6	(25)%
Adjusted Operating Margin	12.9%	14.4%	(150 bps)
Adjusted EBITDA	$59.3	$69.4	(15)%
Adjusted EBITDA Margin	15.9%	15.4%	50 bps

•	EMEA was heavily impacted by the COVID-19 pandemic in the second quarter.

•	EMEA reported bookings were down 22 percent and organic bookings were down 20 percent.

•	Reported revenue was down 17 percent and organic revenue was down 15 percent. Commercial HVAC organic revenues were down high-single digits and Transport revenues were down more than 20 percent.

•	Despite COVID-19 pandemic-related building lockdowns, service revenues declined at a slower pace than equipment.

•
GAAP operating margin declined 250 basis points, adjusted operating margin declined 150 basis points and adjusted EBITDA margin improved 50 basis points. Strong execution and productivity partially offset COVID-19 pandemic-related inefficiencies to deleverage within gross margins on lower revenues and mix shift from Transport to Commercial.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q2 2020	Q2 2019	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$333	$349	(5)%	(2)%
Net Revenues	$309	$335	(8)%	(5)%
GAAP Operating Income	$52.9	$47.4	12%
GAAP Operating Margin	17.1%	14.2%	290 bps
Adjusted Operating Income	$54.3	$49.0	11%
Adjusted Operating Margin	17.6%	14.6%	300 bps
Adjusted EBITDA	$60.1	$54.0	11%
Adjusted EBITDA Margin	19.4%	16.1%	330 bps

•	Asia Pacific was heavily impacted by the COVID-19 pandemic in the quarter.

•	Asia Pacific reported bookings were down 5 percent and organic bookings were down 2 percent.

•	Reported revenue was down 8 percent and organic revenue was down 5 percent as revenue growth in China was more than offset by revenue declines in the rest of Asia.

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•
GAAP operating margin improved 290 basis points, adjusted operating margin improved 300 basis points and adjusted EBITDA margin improved 330 basis points. Strong execution and productivity offset COVID-19 pandemic-related inefficiencies to expand margins in the quarter.

Balance Sheet and Cash Flow

$, millions	Q2 2020	Q2 2019**	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$179	$355	($176)
Free Cash Flow Y-T-D*	$183	$281	($98)
Working Capital/Revenue*	6.2%	5.6%	60 bps increase
Cash Balance 30 June	$2,367	$851	$1,516
Debt Balance 30 June	$5,268	$5,750	($482)
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.

•	During the quarter, the Company extended the maturity of a $1 billion undrawn credit facility to 2022.

•	As of June 30, 2020, the Company had cash and borrowing capacity of approximately $4.4 billion, inclusive of $2 billion from undrawn revolving credit facilities.

•	The Company continues to expect 2020 free cash flow to be equal to or greater than 100 percent of adjusted net earnings.*

Capital Deployment

•	The Company continues to reinvest in employee safety, innovation and technology projects and capital expenditures to support its core sustainability strategy.

•	Year-to-date, the Company has paid approximately $253 million in dividends. The Company expects to pay a competitive and growing dividend, currently at $2.12 per share annualized.

•	The Company did not repurchase shares in the first half of 2020. The Company retains optionality for share repurchases in the second half of 2020 as visibility improves.

•	The Company continues to evaluate strategic, value-accretive mergers and acquisitions.

•	The Company expects to continue to deploy 100 percent of excess cash to shareholders over time.

Full-year 2020 Guidance

•
Given the current uncertainty created by the COVID-19 pandemic and its impact on the Company's end markets, the Company has not reinstated financial guidance for 2020. The Company intends to reevaluate guidance on its third quarter earnings call.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to our future performance during the COVID-19 global pandemic, capital deployment including the amount and timing of our dividends, our share repurchase program including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy including projected acquisitions; our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity; our projected financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers, global economic conditions taking into account the global COVID-19 pandemic, disruption and volatility in the financial markets due to the COVID-19 pandemic, the outcome of any litigation, the outcome of Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC, demand for our products and services, and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2019, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

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All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
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07/29/20

(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Tables 2 - 5: Reconciliation of GAAP to Non-GAAP

•	Table 6: Condensed Consolidated Balance Sheets

•	Table 7: Condensed Consolidated Statement of Cash Flows

•	Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Jennifer Regina	Zac Nagle
630-390-8011, jennifer.regina@tranetechnologies.com	704-990-3913, InvestorRelations@tranetechnologies.com

*Q2 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

Adjusted operating income in 2020 is defined as GAAP operating income plus restructuring costs and transformation costs. Adjusted operating income in 2019 is defined as GAAP operating income plus restructuring costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q2 2020) less the prior period (e.g. Q2 2019), divided by the change in net revenues for the current period less the prior period.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2020 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs less the gain on deconsolidation of certain entities under Chapter 11, net of tax impacts. Adjusted net earnings in 2019 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

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Adjusted continuing EPS in 2020 is defined as GAAP continuing EPS plus restructuring costs and transformation costs less the gain on deconsolidation of certain entities under Chapter 11, net of tax impacts. Adjusted continuing EPS in 2019 is defined as GAAP continuing EPS plus restructuring costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2020 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net less the gain on deconsolidation of certain entities under Chapter 11. Adjusted EBITDA in 2019 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Free cash flow in 2020 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs and transformation costs. Free cash flow in 2019 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures plus cash payments for restructuring. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of June 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended June 30 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2020 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs, transformation costs and gain on deconsolidation of certain entities under Chapter 11 divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs less the gain on deconsolidation of certain entities under Chapter 11. Adjusted effective tax rate for 2019 is defined as the ratio of income tax provision plus the tax effect of restructuring costs divided by earnings from continuing operations before income taxes plus restructuring costs. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1

TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2020	2019**	2020	2019**
Net revenues	$3,138.8	$3,617.6	$5,780.1	$6,421.3
Cost of goods sold	(2,160.5)	(2,462.8)	(4,059.3)	(4,452.0)
Selling and administrative expenses	(554.8)	(587.9)	(1,142.9)	(1,165.9)
Operating income	423.5	566.9	577.9	803.4
Interest expense	(61.3)	(64.5)	(124.4)	(115.5)
Other income/(expense), net	(0.4)	2.1	12.1	(15.9)
Earnings before income taxes	361.8	504.5	465.6	672.0
Benefit (provision) for income taxes	(83.5)	(91.9)	(134.5)	(112.1)
Earnings from continuing operations	278.3	412.6	331.1	559.9
Discontinued operations, net of tax	(36.2)	47.7	(114.9)	104.1
Net earnings (loss)	242.1	460.3	216.2	664.0
Less: Net earnings from continuing operations attributable to noncontrolling interests	(2.9)	(3.5)	(5.7)	(6.6)
Less: Net earnings from discontinued operations attributable to noncontrolling interests	(0.4)	(0.7)	(0.9)	(1.4)
Net earnings (loss) attributable to Trane Technologies plc	$238.8	$456.1	$209.6	$656.0

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$275.4	$409.1	$325.4	$553.3
Discontinued operations	(36.6)	47.0	(115.8)	102.7
Net earnings (loss)	$238.8	$456.1	$209.6	$656.0

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$1.14	$1.67	$1.34	$2.26
Discontinued operations	(0.15)	0.19	(0.47)	0.42
Net earnings (loss)	$0.99	$1.86	$0.87	$2.68

Weighted-average number of common shares outstanding:
Diluted	242.3	244.9	242.3	245.0

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended June 30, 2020				For the six months ended June 30, 2020
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,138.8	$—		$3,138.8	$5,780.1	$—		$5,780.1

	Operating income	423.5	47.1	(a,b)	470.6	577.9	83.6	(a,b)	661.5
	Operating margin	13.5%			15.0%	10.0%			11.4%

	Earnings from continuing operations before income taxes	361.8	46.2	(a,b,d)	408.0	465.6	65.3	(a,b,c,d)	530.9
	Benefit (provision) for income taxes	(83.5)	(13.7)	(e)	(97.2)	(134.5)	22.2	(e,f)	(112.3)
	Tax rate	23.1%			23.8%	28.9%			21.2%
	Earnings from continuing operations attributable to Trane Technologies plc	$275.4	$32.5	(g)	$307.9	$325.4	$87.5	(g)	$412.9

	Diluted earnings per common share
	Continuing operations	$1.14	$0.13		$1.27	$1.34	$0.36		$1.70

	Weighted-average number of common shares outstanding:
	Diluted	242.3	—		242.3	242.3	—		242.3

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$37.5				$63.1
(b)	Transformation costs (SG&A)		9.6				20.5
(c)	Legacy legal liability adjustment		—				(17.4)
(d)	Gain from deconsolidation of certain entities under Chapter 11		(0.9)				(0.9)
(e)	Tax impact of adjustments (a,b,c,d)		(13.7)				(18.1)
(f)	Separation-related tax adjustments		—				40.3
(g)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$32.5				$87.5

	Pre-tax impact of adjustments on cost of goods sold		8.3				18.6
	Pre-tax impact of adjustments on selling & administrative expenses		38.8				65.0
	Pre-tax impact of adjustments on operating income		$47.1				$83.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended June 30, 2019**				For the six months ended June 30, 2019**
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,617.6	$—		$3,617.6	$6,421.3	$—		$6,421.3

	Operating income	566.9	13.3	(a)	580.2	803.4	19.4	(a)	822.8
	Operating margin	15.7%			16.0%	12.5%			12.8%

	Earnings from continuing operations before income taxes	504.5	13.3	(a)	517.8	672.0	19.4	(a)	691.4
	Provision for income taxes	(91.9)	(2.3)	(b)	(94.2)	(112.1)	(3.4)	(b)	(115.5)
	Tax rate	18.2%			18.2%	16.7%			16.7%
	Earnings from continuing operations attributable to Trane Technologies plc	$409.1	$11.0	(c)	$420.1	$553.3	$16.0	(c)	$569.3

	Diluted earnings per common share
	Continuing operations	$1.67	$0.05		$1.72	$2.26	$0.06		$2.32

	Weighted-average number of common shares outstanding:
	Diluted	244.9	—		244.9	245.0	—		245.0

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$13.3				$19.4
(b)	Tax impact of adjustments		(2.3)				(3.4)
(c)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$11.0				$16.0

	Pre-tax impact of adjustments on cost of goods sold		10.2				13.6
	Pre-tax impact of adjustments on selling & administrative expenses		3.1				5.8
	Pre-tax impact of adjustments on operating income		$13.3				$19.4

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended June 30, 2020		For the quarter ended June 30, 2019**
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$2,456.4		$2,833.7

	Segment operating income	$413.3	16.8%	$503.8	17.8%
	Restructuring	5.8	0.3%	9.5	0.3%
	Adjusted operating income *	419.1	17.1%	513.3	18.1%
	Depreciation and amortization	56.0	2.3%	53.1	1.9%
	Other income/(expense), net	(4.6)	(0.2)%	(5.8)	(0.2)%
	Adjusted EBITDA *	$470.5	19.2%	$560.6	19.8%

Europe, Middle East & Africa	Net revenues	$373.2		$449.3

	Segment operating income	$42.4	11.4%	$62.3	13.9%
	Restructuring	5.9	1.5%	2.3	0.5%
	Adjusted operating income	48.3	12.9%	64.6	14.4%
	Depreciation and amortization	8.5	2.3%	7.6	1.7%
	Other income/(expense), net	2.5	0.7%	(2.8)	(0.7)%
	Adjusted EBITDA	$59.3	15.9%	$69.4	15.4%

Asia Pacific	Net revenues	$309.2		$334.6

	Segment operating income	$52.9	17.1%	$47.4	14.2%
	Restructuring	1.4	0.5%	1.6	0.4%
	Adjusted operating income	54.3	17.6%	49.0	14.6%
	Depreciation and amortization	4.3	1.4%	3.4	1.0%
	Other income/(expense), net	1.5	0.4%	1.6	0.5%
	Adjusted EBITDA	$60.1	19.4%	$54.0	16.1%

Corporate	Unallocated corporate expense	$(85.1)		$(46.6)
	Restructuring/Other (a)	34.0		(0.1)
	Adjusted corporate expense	(51.1)		(46.7)
	Depreciation and amortization	5.4		8.1
	Other income/(expense), net (b)	(0.7)		9.1
	Adjusted EBITDA	$(46.4)		$(29.5)

Total Company	Net revenues	$3,138.8		$3,617.6

	Operating income	$423.5	13.5%	$566.9	15.7%
	Restructuring/Other (a)	47.1	1.5%	13.3	0.3%
	Adjusted operating income	470.6	15.0%	580.2	16.0%
	Depreciation and amortization	74.2	2.4%	72.2	2.0%
	Other income/(expense), net (b)	(1.3)	(0.1)%	2.1	0.1%
	Adjusted EBITDA	$543.5	17.3%	$654.5	18.1%
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations
(a) Other within 2020 Corporate includes Transformation costs of $9.6M
(b) Other income/(expense), net within 2020 Corporate excludes $0.9M of gain from deconsolidation of certain entities under chapter 11

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended June 30,
	2020	2019**
Total Company
Adjusted EBITDA *	$543.5	$654.5
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(74.2)	(72.2)
Interest expense	(61.3)	(64.5)
Benefit (provision) for income taxes	(83.5)	(91.9)
Restructuring	(37.5)	(13.3)
Transformation Costs	(9.6)	—
Gain from deconsolidation of certain entities under Chapter 11	0.9	—
Discontinued operations, net of tax	(36.2)	47.7
Net earnings from continuing operations attributable to noncontrolling interests	(2.9)	(3.5)
Net earnings from discontinued operations attributable to noncontrolling interests	(0.4)	(0.7)
Net earnings (loss) attributable to Trane Technologies plc	$238.8	$456.1

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30,	December 31,
	2020	2019**
ASSETS
Cash and cash equivalents	$2,366.8	$1,278.6
Accounts and notes receivable, net	2,316.4	2,184.6
Inventories	1,353.0	1,278.6
Other current assets	308.5	344.8
Assets held-for-sale	—	4,207.2
Total current assets	6,344.7	9,293.8
Property, plant and equipment, net	1,314.7	1,352.0
Goodwill	5,090.7	5,125.7
Intangible assets, net	3,257.3	3,323.6
Other noncurrent assets	1,216.2	1,397.2
Total assets	$17,223.6	$20,492.3

LIABILITIES AND EQUITY
Accounts payable	$1,368.2	$1,381.3
Accrued expenses and other current liabilities	1,811.1	2,006.6
Short-term borrowings and current maturities of long-term debt	649.9	650.3
Liabilities held for sale	—	1,200.4
Total current liabilities	3,829.2	5,238.6
Long-term debt	4,618.2	4,922.9
Other noncurrent liabilities	2,816.7	3,018.4
Shareholders' equity	5,959.5	7,312.4
Total liabilities and equity	$17,223.6	$20,492.3

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the six months
	ended June 30,
	2020	2019**
Operating Activities
Earnings from continuing operations	$331.1	$559.9
Depreciation and amortization	149.2	143.1
Changes in assets and liabilities and other non-cash items	(301.1)	(348.0)
Net cash provided by (used in) continuing operating activities	179.2	355.0
Net cash provided by (used in) discontinued operating activities	(301.6)	38.7
Net cash provided by (used in) operating activities	(122.4)	393.7

Investing Activities
Capital expenditures	(59.6)	(93.1)
Deconsolidation of certain entities under Chapter 11	(10.8)	—
Acquisition and equity method investments, net of cash acquired, and other	(0.7)	(20.6)
Net cash provided by (used in) continuing investing activities	(71.1)	(113.7)
Net cash provided by (used in) discontinued investing activities	(37.7)	(1,473.6)
Net cash provided by (used in) investing activities	(108.8)	(1,587.3)

Financing Activities
Short-term borrowings, net	—	179.0
Long-term borrowings, net of payments	(307.5)	1,490.4
Dividends paid to ordinary shareholders	(253.3)	(259.4)
Repurchase of ordinary shares	—	(250.0)
Receipt of a special cash payment	1,900.0	—
Other financing activities, net	(4.6)	—
Net cash provided by (used in) financing activities of continuing operations	1,334.6	1,160.0
Net cash provided by (used in) financing activities of discontinued operations	—	(0.7)
Net cash provided by (used in) financing activities	1,334.6	1,159.3

Effect of exchange rate changes on cash and cash equivalents	(15.2)	6.5
Net increase (decrease) in cash and cash equivalents	1,088.2	(27.8)
Cash and cash equivalents - beginning of period	1,278.6	878.4
Cash and cash equivalents - end of period	$2,366.8	$850.6

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	June 30,	June 30,	December 31,
	2020	2019**	2019**
Net Receivables	$2,316	$2,458	$2,185
Days Sales Outstanding	67.3	62.0	62.6

Net Inventory	$1,353	$1,477	$1,279
Inventory Turns	6.4	6.7	7.1

Accounts Payable	$1,368	$1,494	$1,381
Days Payable Outstanding	57.8	55.4	55.6

-------------------------------------------------------------------------------------------------------------------------------------------------------

	Six months ended	Six months ended
	June 30, 2020	June 30, 2019**
Cash flow provided by continuing operating activities	$179.2	$355.0
Capital expenditures	(59.6)	(93.1)
Cash payments for restructuring	51.3	19.3
Transformation costs paid	11.8	—
Free cash flow *	$182.7	$281.2

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION